UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2015

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Amendment of a Material Definitive Agreement

On March 12, 2015, TECO Diversified, Inc. (“Seller”), a wholly-owned subsidiary of TECO Energy, Inc., entered into an amendment (the “Amendment”) to the Securities Purchase Agreement dated as of October 17, 2014, as amended (the “SPA”), with Cambrian Coal Corporation (“Buyer”). As previously reported, the SPA relates to the sale of all of the ownership interest in TECO Coal LLC (“TECO Coal”) to Cambrian Coal Corporation, and was subject to termination by either party if specified closing conditions, including the purchaser’s obtaining financing in order to pay a portion of the purchase price, were not met by March 13, 2015. The Amendment extends this date and provides that the SPA, as amended, is subject to termination by either party if the specified closing conditions are not met by April 24, 2015. The Amendment also provides that the Seller has the right to terminate the SPA if by April 17, 2015 at 5:00 p.m., Buyer has not delivered to Seller copies of financing commitment letters sufficient to complete the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2015		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Charles A. Attal III
Charles A. Attal III
Senior Vice President-General Counsel and Chief Legal Officer